Exhibit 10.1

AMENDMENT OF LEASES NO. 2

THIS AMENDMENT OF LEASES NO. 2 (the “Amendment”) is made and entered into as of September 26, 2008 (the “Effective Date”) by and between FORT POINT PLACE LLC (successor-in-interest to FORT POINT PLACE - VEF V, LLC), a Delaware limited liability company (“Landlord”) and NMT MEDICAL, INC. (formerly known as Nitinol Medical Technologies, Inc.), a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain Lease dated May 8, 1996 (the “Original 1996 Lease”) by and between Henry DiRico and Alfred DiRico, as Trustees of Wormwood Realty Trust (predecessor-in-interest to Landlord) and Tenant, as affected by (i) that certain Amendment of Lease dated June 1, 2000 (the “First 1996 Amendment”) and (ii) that certain Amendment of Leases dated as of November 9, 2005 by and between Landlord and Tenant (the “Amendment of Leases”) (the Original 1996 Lease together with the First 1996 Amendment and the Amendment of Leases shall be collectively referred to herein as the “1996 Lease”). Pursuant to the 1996 Lease, Tenant currently leases certain premises in the building commonly known as 27 - 43 Wormwood Street, South Boston, Massachusetts 02110 (the “Building”), which premises contain approximately 11,016 rentable square feet of office space on the first floor of the Building and 16,383 rentable square feet of office space on the second floor of the Building (collectively the “1996 Premises”).

B.

Landlord and Tenant are also parties to that certain Lease dated May 29, 1997 (the “Original 1997 Lease”) by and between Henry DiRico and Alfred DiRico, as Trustees of Wormwood Realty Trust (predecessor-in-interest to Landlord) and Image Technologies Corporation (predecessor-in-interest to Tenant), as affected by (i) that certain Assignment and Assumption of Lease dated as of June 1, 2000 (the “Assignment”); (ii) that certain Amendment of Lease dated July 11, 2002 (the “First 1997 Amendment”); (iii) that certain Second Amendment of Lease dated March 28, 2003 (the “Second 1997 Amendment”); and (iv) the Amendment of Leases (the Original 1997 Lease together with the Assignment, the First 1997 Amendment, the Second 1997 Amendment, and the Amendment of Leases shall be collectively referred to herein as the “1997 Lease”). Pursuant to the 1997 Lease, Tenant currently leases certain premises in the Building, which premises contain approximately 8,079 rentable square feet of office space on the second floor of the Building (the “1997 Premises”). The 1997 Lease and the 1996 Lease shall be referred to collectively herein as the “Leases.” The 1996 Premises and the 1997 Premises shall be collectively referred to herein as the “Premises.”

C.

Tenant has requested that Landlord extend the Term of the Leases until September 30, 2012 and that the Leases be appropriately amended, and Landlord is willing to do the same on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Term.

a.        Effective as of the Effective Date, Section 2 of the Amendment of Leases shall be amended to extend the term of the 1996 Lease to September 30, 2012, which date shall hereinafter be referred to as the “1996 Termination Date”.

b.        Effective as of the Effective Date, Section 2 of the Amendment of Leases shall be amended to extend the term of the 1997 Lease to September 30, 2012, which date shall hereinafter be referred to as the “1997 Termination Date”.

2.	Annual Fixed Rent.

a.        Effective as of the Effective Date, Section 3(a) of the Amendment to Leases shall be amended and the Annual Fixed Rent for the 1996 Premises under the 1996 Lease shall be as follows:

Period or Months of Term	Rent per Rentable Square Foot	Monthly Rent	Annual Fixed Rent
November 1, 2006 - September 30, 2008	$21.00	$47,948.25	$575,379.00
October 1, 2008 - September 30, 2010	$23.00	$52,514.75	$630,177.00
October 1, 2010 - September 30, 2011	$23.00	$52,514.75	$630,177.00
October 1, 2011 - September 30, 2012	$33.00	$75,347.25	$904,167.00

b.        Effective as of the Effective Date, Section 3(a) of the Amendment to Leases shall be amended and the Annual Fixed Rent for the 1997 Premises under the 1997 Lease shall be as follows:

Period or Months of Term	Rent per Rentable Square Foot	Monthly Rent	Annual Fixed Rent
November 1, 2006 - September 30, 2008	$21.00	$14,138.25	$169,659.00
October 1, 2008 - September 30, 2010	$23.00	$15,484.75	$185,817.00
October 1, 2010 - September 30, 2011	$23.00	$15,484.75	$185,817.00
October 1, 2011 - September 30, 2012	$33.00	$22,217.25	$266,607.00

c.        Notwithstanding the foregoing and provided that Tenant is not in default under the Leases, Tenant shall be entitled to an abatement of Fixed Rent for the 1996 Premises and the 1997 Premises for the month of September, 2008 (the “Fixed Rent Abatement

Month”). If Tenant defaults at any time during the Term of the Leases and fails to cure such default within any applicable cure period under the Leases, and this Amendment is terminated prior to the expiration hereof as a result of such default, all abated Fixed Rent shall immediately become due and payable. The payment by Tenant of the abated Fixed Rent in the event of a default shall not limit or affect any of Landlord’s other rights, pursuant to this Amendment, at law or in equity. During the Fixed Rent Abatement Month, only Fixed Rent shall be abated and all other costs and charges specified in the Leases shall remain as due and payable pursuant to the applicable provisions of the Leases.

d. Tenant waives all rights (i) to any abatement, suspension, deferment or reduction of or from Rent and (ii) to quit, terminate or surrender the Lease or the Premises or any part thereof, except, in either case, as expressly provided in the Leases. Tenant hereby acknowledges and agrees that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that Rent shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or abated pursuant to an express provision of the Lease. Landlord and Tenant each acknowledges and agrees that the independent nature of the obligations of Tenant hereunder represents fair, reasonable and accepted commercial practice with respect to the type of property subject to this Lease, and that this agreement is the product of free and informed negotiation during which both Landlord and Tenant were represented by counsel skilled in negotiating and drafting commercial leases in Massachusetts, and that the acknowledgements and agreements contained herein are made with full knowledge of the holding in Wesson v. Leone Enterprises, Inc., 437 Mass. 708 (2002). Such acknowledgements, agreements and waivers by Tenant are a material inducement to Landlord entering into this Amendment.

3.	Miscellaneous.

a.        As of the Effective Date, Landlord’s Address for Notice as set forth in (i) Section 7 of the First 1997 Amendment and (ii) Section 1.1 of the Original 1996 Lease shall be as follows:

For all Notices:

Lincoln Property Company

27 - 43 Wormwood Street

South Boston, Massachusetts 02110

Attn: Property Manager

b.        Tenant and Landlord acknowledge that Tenant has (i) no options to extend or renew the term of the Leases and (ii) no expansion options, rights of first offer or the like with respect to the Building or any other buildings owned or operated by the Landlord.

c.        This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into this Amendment, unless specifically set forth in this Amendment.

d.        Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

e.        In the case of any inconsistency between the provisions of the Leases and this Amendment, the provisions of this Amendment shall govern and control.

f.        Landlord has delivered a copy of this Amendment to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant and Tenant has paid all past due Annual Fixed Rent, additional rent and storage charges together with all interest and late charges associated therewith.

g.        The capitalized terms used in this Amendment shall have the same definitions as set forth in the Leases to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

h.        Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than DTZ FHO Partners and Jones Lang LaSalle (the “Brokers”). Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment other than the Brokers. Landlord agrees to indemnify and hold Tenant harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

i.        Landlord and Tenant hereby confirm and represent that the License Agreement dated February 6, 2006, by and between Fort Point Place - VEF V, LLC, as Licensor, and Nitinol Medical Technologies, as Licensee, for Storage Unit No. 10 and the License Agreement dated February 6, 2006, by and between Fort Point Place - VEF V, LLC, as Licensor, and Nitinol Medical Technologies, as Licensee, for Storage Unit No. 6 are hereby terminated and are no longer in full force and effect.

j.        Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

WITNESS/ATTEST:	LANDLORD:

FORT POINT PLACE LLC

	By:	/s/ Mary Lou Boutwell
	Name:	Mary Lou Boutwell
Name (print):	Title:	Manager

Name (print):

WITNESS/ATTEST:	TENANT:

NMT MEDICAL, INC.

	By:	/s/ John E. Ahern
	Name:	John E. Ahern
Name (print):	Title:	Chief Executive Officer and President

Name (print):